LIMITED POWER OF ATTORNEY
FOR SECTION 16(a) REPORTING

    The undersigned hereby makes, constitutes and appoints Lawrence J. Knopf, Mark T. Fennell and Peter F. McAree, each of them, as the undersigned's true and lawful attorney-in-fact (each, the "Attorney-in Fact"), with full power of substitution and re-substitution, each with the power to act alone for the undersigned and in the undersigned's name, place and stead, in any and all capacities to:

    1. Prepare, execute and file with the U.S. Securities and Exchange Commission, any national securities exchange or securities quotation system, or HeartWare International, Inc. (the "Company") any and all reports (including any amendments) of the undersigned required or considered advisable under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, with respect to the securities of the Company, including Forms 3, 4 and 5; and

    2. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's securities from any third party, including the Company or any brokers, dealers, employee benefit plan administrators or trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

    The undersigned acknowledges that:

    1. This Limited Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act at his discretion on information provided to him without independent verification of such information;

    2. Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his discretion, deems necessary or desirable;

    3. Neither the Company nor the Attorney-in-Fact assumes (a) any liability for the undersigned's responsibility or failure to comply with the requirements of the Exchange Act, including Section 16 of the Exchange Act, or (b) any liability for disgorgement of profits under Section 16(b) of the Exchange Act; and

    4. This Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under
Section 16(a) of the Exchange Act.

    The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or convenient to be done in connection with the foregoing, as fully, for all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his substitute or substitutes, shall lawfully do or cause to be done by authority of this Limited Power of Attorney.

    This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 4 or 5 with respect to the undersigned's transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.

    This Limited Power of Attorney shall be governed and construed in accordance the laws of the Commonwealth of Massachusetts without regard to conflict-of-law principles.

    IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of August 26, 2014.


Signature:	/s/ Katrin Leadley

Print Name:	Katrin Leadley